     As filed with the Securities and Exchange Commission on May 28, 1999

------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8

                     REGISTRATION STATEMENT under the
                          SECURITIES ACT OF 1933

                    VERTEX PHARMACEUTICALS INCORPORATED
                    -----------------------------------
             (Exact name of registrant as specified in its charter)

          Massachusetts                                         04-3039129
   ------------------------------                ------------------------------------
(State of incorporation or organization)         (I.R.S. Employer Identification No.)

               130 Waverly Street Cambridge, Massachusetts 02139-4211
               ------------------------------------------------------
                     (Address of Principal Executive Offices)

                        VERTEX PHARMACEUTICALS INCORPORATED
                        -----------------------------------
                          1996 STOCK AND OPTION PLAN AND
                        -----------------------------------
                           EMPLOYEE STOCK PURCHASE PLAN
                        -----------------------------------
                             (Full titles of the plans)

                    Joshua Boger, President & Chief Executive Officer
                           Vertex Pharmaceuticals Incorporated
                                   130 Waverly Street
                               Cambridge, MA 02139-4242
                               ------------------------
                        (Name and address of agent for service)

                                    (617) 577-6000
              -------------------------------------------------------------
              (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                        Proposed Maximum   Proposed Maximum
Title of Securities    Amount to be      Offering Price        Aggregate         Amount of
to be Registered       Registered(1)      Per Share(2)     Offering Price(2)  Registration Fee
-------------------    -------------    -----------------  -----------------  ----------------
Common Stock, par
value, $.01 per share    1,450,000          $19.71875          $28,592,187        $7,948.63

Rights to purchase
Series A Junior
Participating
Preferred Stock             (3)                 (3)                 (3)             None

------------------------------------------------------------------------------
(1) Includes 1,250,000 shares issuable under the 1996 Stock and Option Plan and 200,000 shares issuable under the Employee Stock Option Plan, together with an indeterminate number of additional shares which may result from a stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the Nasdaq National Market System as of a date (May 25, 1999) within five (5) business days prior to filing this Registration Statement.

(3) No separate consideration will be received for the Rights.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Items 4-7 and 9 of Part II of the Registrant's Registration Statement on Form S-8 (File No. 333-27011) are incorporated by reference herein pursuant to General Instruction E of Form S-8.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-19319);

     (b) Quarterly Report of the Registrant on Form 10-Q (Commission File No. 000-19319) for the quarter ended March 31, 1999;

     (c) The description of the Registrant's Common Stock included in the Registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Commission on May 30, 1991 (which incorporates by reference certain portions of the Registrant's Registration Statement on Form S-1 (Registration No. 33-40966) filed with the Commission on May 30, 1991), including any amendment or report filed for the purpose of updating such description; and

     (d) The description of the Rights under the Registrant's Stockholder Rights Plan (which are currently transferred with the Registrant's Common Stock) contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-22303) filed with the Commission on February 24, 1997, as amended.

     All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 8. EXHIBITS.


Exhibit No.                                Description
-----------                                -----------
(4.1)         Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on
              Form S-1, Registration No. 33-40966, as amended, and incorporated herein by reference)

(4.2)         Stockholder Rights Plan (filed as Exhibit 4.2 to the Registration Statement on Form S-1.
              Registration No. 33-40966, as amended, and incorporated herein by reference)

(4.3)         First Amendment to Rights Agreement dated as of February 21, 1997 (filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996
              (File No. 0-19319)

(5)           Opinion of Warner & Stackpole LLP (filed herewith)

(15)          Awareness letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith)


                                     Page 2


(23.1)        Consent of PricewaterhouseCoopers LLP (filed herewith)

(23.2)        Consent of Warner & Stackpole LLP (included in Exhibit 5)

(24)          Power of Attorney to file future amendments (included in signature page(s) hereto)










                                      Page 3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on May 28, 1999.

                         VERTEX PHARMACEUTICALS INCORPORATED

                         By:/s/Joshua S. Boger
                            ------------------
                            Joshua S. Boger
                            President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua S. Boger, Richard H. Aldrich, and Thomas
G. Auchincloss Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joshua S. Boger               Director, President and                    May 28, 1999
------------------------------    Chief Executive Officer                    ------------
    Joshua S. Boger               (Principal Executive Officer)

/s/ Thomas G. Auchincloss, Jr.     Vice President of Finance and Treasurer   May 28, 1999
------------------------------     (Principal Financial Officer)             ------------
    Thomas G. Auchincloss, Jr.

/s/ Hans D. Van Houte              Controller                                May 28, 1999
------------------------------                                                ------------
    Hans D. Van Houte

/s/ Barry M. Bloom                 Director                                  May 28, 1999
------------------------------                                                ------------
    Barry M. Bloom

/s/ Roger W. Brimblecombe          Director                                  May 28, 1999
------------------------------                                                ------------
    Roger W. Brimblecombe

/s/ Donald R. Conklin              Director                                  May 28, 1999
------------------------------                                                ------------
    Donald R. Conklin

/s/ William W. Helman IV           Director                                  May 28, 1999
------------------------------                                                ------------
    William W. Helman IV

/s/ Charles A. Sanders             Director                                  May 28, 1999
------------------------------                                                ------------
    Charles A. Sanders

/s/ Elaine S. Ullian               Director                                  May 28, 1999
------------------------------                                                ------------
    Elaine S. Ullian

/s/ Bruce I. Sachs                 Director                                  May 28, 1999
------------------------------                                                ------------
    Bruce I. Sachs

                                     EXHIBITS

Exhibit No.              Description
-----------              -----------
 (5)           Opinion of Warner & Stackpole LLP (filed herewith at page 6)

(15)           Awareness letter from PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith at page 8)

(23.1)         Consent of PricewaterhouseCoopers LLP (filed herewith at page 9)






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